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ESB Financial Corporation
Exhibit 11 - Statement re: computation of per share earnings

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(Amounts, except earnings per share, in thousands)
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
                                                                      Three Months               Three Months
                                                                         Ended                       Ended
                                                                     June 30, 2000               June 30, 1999
                                                                     -------------               -------------
Net income                                                                 $ 1,630                     $ 1,554
Weighted-average common shares outstanding                                   5,757                       5,504
                                                                     -------------               -------------
     Basic earnings per share                                              $  0.28                     $  0.28
                                                                     =============               =============
Weighted-average common shares outstanding                                   5,757                       5,504
Common stock equivalents due to effect of stock options                         70                         139
                                                                     -------------               -------------
Total weighted-average common shares and equivalents                         5,827                       5,643
                                                                     -------------               -------------
     Diluted earnings per share                                            $  0.28                     $  0.27
                                                                     =============               =============

                                                                      Six Months                  Six Months
                                                                         Ended                       Ended
                                                                     June 30, 2000               June 30, 1999
                                                                     -------------               -------------
Net income                                                                 $ 3,553                     $ 2,910
Weighted-average common shares outstanding                                   5,714                       5,519
                                                                     -------------               -------------
     Basic earnings per share                                              $  0.62                     $  0.53
                                                                     =============               =============
Weighted-average common shares outstanding                                   5,714                       5,519
Common stock equivalents due to effect of stock options                         84                         156
                                                                     -------------               -------------
Total weighted-average common shares and equivalents                         5,798                       5,675
                                                                     -------------               -------------
     Diluted earnings per share                                            $  0.61                     $  0.51
                                                                     =============               =============
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